EXHIBIT 99.(2)(k)(iv)
ADMINISTRATION AGREEMENT WITH IBT


                            ADMINISTRATION AGREEMENT


     AGREEMENT made as of 29th day of September 2004 by and between Boulder Growth & Income Fund, Inc., a corporation organized under the laws of Maryland (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS,   the  Fund   desires  to  retain  the  Bank  to  render   certain
administrative services to the Fund;

     WHEREAS, the Fund and the Bank have entered into a Custodian Agreement and Delegation Agreement of even date herewith (the "Custody Agreement" and "Delegation Agreement"); and

     WHEREAS, the Bank is willing to render such services, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Delivery of Documents. The Fund has furnished the Bank with copies, duly certified or authenticated to the Bank's satisfaction, of each of the following:

          (a) Resolutions of the Fund's Board of Directors authorizing and/or approving (i) the appointment of the Bank to provide certain administrative services to the Fund, (ii) this Agreement, (iii) certain officers and employees of the Fund to give instructions to the Bank pursuant to this Agreement, and (iv) certain officers and employees of the Fund to sign checks and pay expenses on behalf of the Fund;

          (b) The Fund's incorporating documents filed with the state of Maryland on [date] and all amendments thereto (the "Articles");

          (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

          (d) The Fund's agreements with all service providers including, without limitation, any investment advisory agreements, sub-investment advisory agreements, custody agreements, and transfer agency agreements (collectively, the "Agreements");

          (e) Each of the Fund's Registration Statements on Form N-2 (the "Registration Statements") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended and under the 1940 Act, and all amendments thereto;

          (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

          (g) Such other documents, certificates or opinions of counsel as the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties hereunder.

     The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing and with any new Registration Statements. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3. Duties of Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix A hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix A executed by both parties. At such time, the fee schedule included in Appendix B hereto shall be appropriately amended.

     In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time, or as set forth in the Fund's annual or semi-annual reports to shareholders. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any losses arising from such assets or choice of investments.

     4. Duties of the Fund.

          (a) The Fund will perform such actions and provide the Bank with such information as described in Appendix A hereto.

          (b) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Share Reports") which will enable the Bank as Administrator to monitor the total number of shares outstanding and (ii) providing timely and accurate notice of the issuance of any new shares.

          (c) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5. Fees and Expenses.

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix B hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

          (b) The Bank will bear all of its own expenses in connection with the performance of its services under this Agreement. The Fund will bear certain expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees of the members of the Board of the Fund who are not officers, directors, or employees of the Bank or its affiliates or any person who is an affiliate of any person to whom duties may be delegated by the Bank hereunder; SEC fees and any state blue sky qualification fees; any stock exchange fees; charges of custodians and transfer and dividend disbursing agents; insurance premiums, professional association dues and/or assessments; outside auditing and legal expenses; costs of maintaining the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing, printing and filing registration statements or amendments thereto, prospectuses and statements of additional information for regulatory purposes and for distribution to existing or prospective shareholders; costs of shareholders' reports, meetings of the officers or Board and any extraordinary expenses.

          (c) The Bank shall not be required to pay any expenses incurred by the Fund.

     6. Limitation of Liability.

          (a) The Bank, its directors, officers, employees, shareholders, nominees and agents, whether past, present or future, shall not be liable for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the Federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any Federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

          (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until the Bank shall have received written notice thereof from the Fund.

          (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of of God, strikes, legal constraint, government actions, war, emergency conditions, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, riots, nationalization, expropriation, currency restrictions, interruption, loss or malfunction of electrical power or other utilities, transportation, or telecommunication systems, or computers and computer facilities (hardware or software), equipment or transmission failure, damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

          (e) The indemnification contained herein shall survive the termination of this Agreement.

     7. Termination of Agreement.

          (a) The term of this Agreement shall be one year, commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless written notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event of a Default. A "Default" shall exist if a party fails to substantially perform its material obligations under this Agreement or otherwise violates any material provision of this Agreement, provided that the violating party does not cure such violation within thirty days of receipt of written notice from the non-violating party of such violation (a "Notice of Violation"), or if the nature of the violation is such that it cannot be cured within such thirty-day period, the party does not commence substantive action to cure such violation within thirty days of the Notice of Violation.

          (b) A Default under this Agreement shall constitute a simultaneous default under the Custody Agreement and Delegation Agreement giving rise to all appropriate remedies thereunder, including early termination. Similarly, a default under the Custody Agreement or Delegation Agreement shall constitute a simultaneous Default hereunder giving rise to all remedies set for herein, including early termination.

          (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8. Miscellaneous.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if transmitted by facsimile or addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.


          To the Fund:
                  Boulder Growth & Income Fund, Inc.
                  1680 38th Street, Suite 800
                  Boulder, CO 80301
                  Facsimile (303) 245-0420
                  Attention: Stephen C. Miller, President & General Counsel


          To the Bank:
                  Investors Bank & Trust Company
                  200 Clarendon Street, P.O. Box 9130
                  Boston, MA 02117-9130
                  Facsimile 617-330-6033
                  Attention: Paula A. Lordi, SeniorDirector, Client Management With a copy to: John E. Henry, General Counsel


          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (f) This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

     9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10. Use of Name. The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, statement of additional information, shareholder report, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

     11. Non-exclusive Services. The Fund understands that the Bank now acts and will continue to act as administrator of various investment companies and fiduciary of other managed accounts, and the Fund has no objection to the Bank's so acting. In addition, it is understood that the persons employed by the Bank to assist in the performance of its duties hereunder may not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of the Bank or any affiliate of the Bank to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     12. Business Continuity. The Bank represents that it has in place a reasonable business continuity plan.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.



                                Boulder Growth & Income Fund, Inc.


                                By:     /s/ Stephen C. Miller
                                Name:   Stephen C. Miller
                                Title:  President



                                INVESTORS BANK & TRUST OMPANY


                                By:     /s/ Robert D. Mancuso
                                Name:   Robert D. Mancuso
                                Title:  SVP

                                   Appendices


 Appendix A............................................................ Services

 Appendix B........................................................ Fee Schedule

                                   APPENDIX B

                             Investors Bank & Trust
                       Summary of Administration Functions
                                The Boulder Funds

Function                                        Investors Bank & Trust                  Boulder

MANAGEMENT REPORTING
& TREASURY ADMINISTRATION

Monitor portfolio compliance in                 Perform tests of certain specific       Continuously monitor portfolio
accordance with the current Prospectus          portfolio activity designed from        activity and Fund operations in
and SAI.                                        provisions of the Fund's Prospectus     conjunction with 1940 Act,
                                                and SAI.  Follow-up on potential        Prospectus, SAI and any other
                                                violations.                             Applicable laws and regulations.
                                                                                        Monitor testing results and
                                                                                        approve resolution of
                                                                                        compliance issues.
Frequency: Daily

Provide compliance summary package.             Provide a report of compliance          Review report.
                                                testing results.
Frequency: Monthly

Perform asset diversification testing to        Perform asset diversification tests at  Continuously monitor portfolio
establish qualification as a RIC.               each tax quarter end. Follow-up on      activity in conjunction with IRS
                                                issues.                                 requirements. Review test
                                                                                        results and take any necessary
                                                                                        action. Approve tax positions
                                                                                        taken.

Frequency: Quarterly


Perform qualifying income testing to            Perform qualifying income testing       Continuously monitor portfolio
establish qualification as a RIC.               (on book basis income, unless           activity in conjunction with IRS
                                                material differences are anticipated)   requirements.  Review test
                                                on quarterly basis and as may           results and take any necessary
                                                otherwise be necessary. Follow-up       action.  Approve tax positions
                                                on issues.                              taken.

Frequency: Quarterly

                                   APPENDIX B


MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
(CONTINUED)


Prepare the Fund's annual expense               Prepare preliminary expense budget.     Provide asset level projections
budget. Establish daily accruals.               Notify fund accounting of new           and vendor fee information.
                                                accrual rates.                          Approve expense budget.

Frequency: Annually

Monitor the Fund's expense budget.              Monitor actual expenses updating        Provide asset level projections
                                                budgets/ expense accruals and notify    quarterly. Provide vendor
                                                FAS of any proposed adjustments.        information as necessary.
                                                                                        Review expense analysis and
                                                                                        approve budget revisions.

Frequency: Quarterly

Receive and coordinate payment of fund          Propose allocations of invoice among    Approve invoices and
expenses.                                       funds and obtain authorized approval    allocations of payments. Send
                                                to process payment.                     expense Authorizations and
                                                Calculate various contractual           invoices to IBT in a timely
                                                expenses (e.g. advisory,                manner.
                                                administrative and custody fees).

Frequency: As often as necessary

Calculate periodic dividend rates to be         Calculate amounts available for         Establish and maintain dividend.
declared in accordance with management          distribution.  Coordinate review by     and distribution policies.
guidelines.                                     management and/or auditors.  Notify     Approve distribution rates per
                                                custody and transfer agent of           share and aggregate amounts.
                                                authorized dividend rates in            Obtain Board approval when
                                                accordance with Board approved          required.
                                                policy.  Report dividends to Board as
                                                required.

Frequency: In accordance with the
Funds' dividend policy

                                   APPENDIX B


MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
(CONTINUED)


Calculate pre-tax total return information      Provide SEC total return calculations.  Review total return information.
on Funds as defined in the current
Prospectus and SAI.

Frequency: Monthly

Prepare disinterested trustee Form 1099-        Summarize amounts paid to               Provide social security numbers
Misc.                                           directors/trustees during the calendar  and current mailing addresses for
                                                year. Prepare and mail Form 1099-       trustees. Review and approve
                                                Misc.                                   information provided for Form
                                                                                        1099-Misc.

Frequency: Annually

Prepare selected portfolio and financial        Prepare selected portfolio and          Review financial information.
information for presentation to Fund            financial information for inclusion in
Management and Board of Directors.              board material.

Frequency: Quarterly (board materials)

Prepare and file Form N-SAR.                    Prepare form for filing. Obtain any     Provide appropriate responses.
                                                necessary supporting documents.         Review and authorize filing.
                                                File with SEC via EDGAR.

Frequency: Semi-annually

                                   APPENDIX B

FINANCIAL REPORTING


Coordinate the annual audit and semi-           Coordinate the creation of templates    Provide past financial
Annual and quarterly preparation and            reflecting client-selected standardized statements and other
printing of financial statements and notes      appearance and text of financial        information required to create
with management, fund accounting and            statements and footnotes.  Draft and    templates, including report style
the fund auditors.                              manage production cycle.                and graphics. Approve format
                                                Coordinate with IBT fund accounting     and text as standard.  Approve
                                                the electronic receipt of portfolio and production cycle and assist in
                                                general ledger information. Assist in   managing to the cycle.
                                                resolution of accounting issues.        Coordinate review and approval
                                                Using templates, draft financial        by portfolio managers of
                                                statements, coordinate auditor and      portfolio listing to be included
                                                management review, and clear            in financial statements. Prepare
                                                comments. Coordinate NCSR and           appropriate management letter
                                                NQ filings, printing of reports,        and coordinate production of
                                                EDGAR conversion with outside           Management Discussion and
                                                Printer and filing with the SEC via     Analysis. Review and approve
                                                EDGAR.                                  entire report. Make appropriate
                                                                                        representations in conjunction
                                                                                        with audit. Review and approve
                                                                                        Form N-CSR and NQ. Forward
                                                                                        signed Form N-CSR and NQ to
                                                                                        IBT prior to filing report.

Frequency: Annually/semi-annually,
Quarterly

                                   APPENDIX B


LEGAL

Prepare agenda and board materials for          Assist FAS in maintaining annual        Review and approve board
quarterly board meetings.                       calendar of required quarterly and      materials and board and
                                                annual approvals. Prepare agenda,       committee meeting minutes.
                                                resolutions and certain board
                                                materials for quarterly board
                                                meetings. Prepare supporting
                                                information and materials when
                                                necessary. Assemble, check and
                                                distribute books in advance of
                                                meeting. Attend board and
                                                committee meeting and prepare
                                                minutes.

Frequency: Quarterly


Provide some assistance with updating           Make annual filing of fidelity bond     Obtain required fidelity bond
and filing with the SEC of fidelity bond        insurance material with the SEC.        insurance coverage. Provide
insurance coverage and the directors and        Monitor level of fidelity bond          materials to IBT for SEC filing.
officers errors and omission insurance          insurance maintained in accordance
policies.                                       with required coverage.

Frequency: Annually

Respond to regulatory audits.                   Compile and provide documentation       Coordinate with regulatory
                                                pursuant to audit requests. Assist      auditors to provide requested
                                                client in resolution of audit inquiries.Documentation and resolutions to inquiries.
Frequency: As needed

                                   APPENDIX B

Assist with SEC Post-Effective                  Prepare, coordinate with the            Review and approve filings.
Amendments                                      Fund's counsel and file with the
                                                SEC Post-Effective Amendments
                                                to the Fund's Registration
                                                Statement as needed. (PEAs for a
                                                rights offerings are not included in
                                                current fee schedule).

Frequency: As needed

Assist with SEC notices of Annual or            Coordinate with the Fund and            Prepare notices and proxy
Special Meetings of Shareholders.               Fund's counsel and file with the        materials relating to
                                                SEC notices of Annual or Special        shareholder meetings.
                                                Meetings of Shareholders and
                                                proxy materials relating to such
                                                meetings.

Frequency: As needed (at least
annually)

Review of Annual and Semi-Annual                Review drafts prepared by               Review and approve entire
Reports                                         Financial Reporting focusing on         report.
                                                MDFP, Notes to Financial
                                                Statements for accurate descriptions
                                                of: registrant's organization,
                                                valuation policies and procedures,
                                                service providers, contracts and
                                                expenses, Board of
                                                Directors/Trustees. Review for
                                                disclosure regarding availability of
                                                proxy voting policies and proxy
                                                voting record and matters submitted
                                                to a vote of shareholders during
                                                period covered by report.

Frequency: Semi-annually

                                   APPENDIX B

Review Form N-SAR.                              Review responses with respect to        Provide appropriate responses.
                                                fidelity bond coverage and provide      Review and authorize filing.
                                                information with respect to
                                                shareholder meetings.

Frequency: Semi-annually

                                   APPENDIX B


TAX

Prepare income tax provisions.                  Calculate investment company            Provide transaction information
                                                taxable income, net tax exempt          as requested.  Identify Passive
                                                interest, net capital gain and spillbackForeign Investment Companies
                                                dividend requirements. Identify         (PFICs).  Approve tax
                                                book-tax accounting differences.        Accounting positions to be
                                                Track required information relating     taken.  Approve provisions.
                                                to accounting differences.

Frequency: Annually

Calculate excise tax distributions.             Calculate required distributions to     Provide transaction information
                                                avoid imposition of excise tax.         As requested. Identify Passive
                                                - Calculate capital gain net            Foreign Investment Companies
                                                income and foreign currency             (PFICs). Approve tax
                                                gain/loss through October 31.           accounting positions to be
                                                - Calculate ordinary income and         taken. Review and approve all
                                                distributions through a specified       income and distribution
                                                cut off date.                           calculations, including
                                                - Project ordinary income               projected income and dividend
                                                from cut off date to December           shares. Approve distribution
                                                31.                                     rates per share and aggregate
                                                - Ascertain dividend shares.            amounts.  Obtain Board
                                                Identify book-tax accounting            approval when required.
                                                differences. Track required
                                                information relating to accounting
                                                differences. Coordinate review by
                                                management and fund auditors.
                                                Notify custody and transfer agent of
                                                authorized dividend rates in
                                                accordance with Board approved
                                                policy. Report dividends to Board as
                                                required.

Frequency: Annually

                                   APPENDIX B

Prepare tax returns                             Prepare excise and RIC tax returns      Review and sign tax return.
                                                (both Federal and State).

Frequency: Annually

Prepare Form 1099                               Obtain yearly distribution              Review and approve
                                                information. Calculate 1099             information provided for Form
                                                reclasses and coordinate with transfer  1099.
                                                agent.

Frequency: Annually

Prepare other year-end tax-related              Obtain yearly income distribution       Review and approve
disclosures                                     information. Calculate disclosures      information provided.
                                                (i.e., dividend received deductions,
                                                foreign tax credits, tax-exempt
                                                income, income by jurisdiction,
                                                QDI) and coordinate with transfer
                                                agent.

Frequency: Annually

Review and Approval

The  attached  Summary  of  Administration   Functions  has  been  reviewed  and
represents the services currently being provided.


        /s/ Robert D. Mancuso
        Robert D. Mancuso  10-05-04
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Signature of Account Director/Date


        /s/ Stephen C. Miller
        Stephen C. Miller, President 9/30/04
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Signature of Authorized Client Representative/ Date